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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): July 16, 1999 (July 16, 1999)
                                                 ------------------------------


                               Crown Crafts, Inc.
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             (Exact name of registrant as specified in its charter)



      Georgia                     1-7604                       58-0678148
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   (State or other       (Commission File Number)             (IRS Employer
   jurisdiction of                                            Identification
   incorporation)                                             Number)


  1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328
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(Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:   (770) 644-6400
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Item 5.  Other Events


         On July 16, 1999, Crown Crafts, Inc. (the "Company") reached agreement in principle with all three of its existing senior lenders and has received from each of them term sheets pursuant to which such lenders will agree to extend the maturity dates, adjust financial and other covenants, and waive defaults with respect of the Company's existing indebtedness. In exchange, the Company will grant security interests in substantially all of its assets to the lenders. The Company and the lenders have instructed their respective counsel to complete preparation of definitive amendments to the existing loan agreements and related documents to implement these agreements.

         One effect of the proposed amendments is that approximately $73 million of the Company's indebtedness that otherwise would be classified as current maturities of long-term debt on the Company's balance sheet for the fiscal year ended March 28, 1999 will instead be classified as long-term debt. The Company has delayed filing its Annual Report on Form 10-K pending the completion of the negotiations with its lenders and presently expects to file its Form 10-K promptly after the execution of the definitive documents referenced above, which the Company expects to occur on or before July 31, 1999.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 CROWN CRAFTS, INC.



                                 By: MICHAEL H. BERNSTEIN
                                     ---------------------------------
                                     Name:  MICHAEL H. BERNSTEIN
                                            ----------------------------
                                     Title: PRESIDENT & CHIEF EXECUTIVE OFFICER
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Dated: July 16, 1999